EXHIBIT 23.2
Consent of Independent Petroleum Engineers
To the Board of Directors
California Resources Corporation:
We hereby consent to the incorporation by reference into this Registration Statement on Form S-3 of references to our name and to our letter dated March 1, 2021 relating to our audit of California Resources Corporation’s 2020 oil and gas proved reserves.
/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580
Houston, Texas
March 11, 2021

SUITE 2800, 350 7TH AVENUE, S.W. 633 17TH STREET, SUITE 1700	CALGARY, ALBERTA T2P 3N9 DENVER, COLORADO 80202	TEL (403) 262-2799 TEL (303) 339-8110